Exhibit 99.5

WEINGARTEN REALTY®

WEINGARTEN REALTY INVESTORS
ATTENTION: JOE SHAFER
2600 CITADEL PLAZA DRIVE
SUITE 125
HOUSTON, TX 77008

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on August 2, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on August 2, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D57006-S25139 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WEINGARTEN REALTY INVESTORS

The Board of Trust Managers recommends you vote FOR each of the following:	**For**	**Against**	**Abstain**
1. To approve the Agreement and Plan of Merger, dated as of April 15, 2021, by and between Weingarten Realty Investors, a Texas real estate investment trust ("Weingarten") and Kimco Realty Corporation, a Maryland corporation ("Kimco"), pursuant to which Weingarten will merge with and into Kimco (the "Merger"), with Kimco continuing as the surviving corporation of the Merger (the "Merger Proposal").	☐	☐	☐
2. To approve, by advisory (nonbinding) vote, the compensation that may be paid or become payable to the named executive officers of Weingarten in connection with the Merger.	☐	☐	☐
3. To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal, if there are insufficient votes at the time of such adjournment to approve the Merger Proposal.	☐	☐	☐

NOTE: Weingarten will transact such other business as may property come before the Special Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice and Proxy Statement is available at www.proxyvote.com.  D57007-S25139  Weingarten Realty Investors Special Meeting of Shareholders August 3, 2021This Proxy is Solicited on Behalf of the Board of Trust ManagersThe shareholder of Weingarten Realty Investors, a Texas real estate investment trust ("Weingarten"), whose name and signature appear on the reverse side of this card, hereby appoints Andrew M. Alexander and Stanford J. Alexander, or each of them, the proxies of the shareholder, each with full power of substitution, to vote at the Special Meeting, and at any adjournments of the Special Meeting, all common shares of beneficial interest ("Common Shares") of Weingarten that the shareholder is entitled to vote at the Special Meeting, in the manner shown on the reverse side of this card.The Common Shares represented hereby will be voted in accordance with the shareholder’s directions on the reverse side of this card. If no direction is given, the shares represented by this proxy will be voted FOR each of proposals 1, 2 and 3. On any other matters that may properly come before the Special Meeting or any adjournments thereof, subject to limitations set forth in applicable regulations under the Securities Exchange Act of 1934, the Common Shares will be voted at the proxies’ discretion.The undersigned hereby revokes any proxy previously given with respect to the Common Shares, and hereby ratifies and confirms all that the proxies, their substitutes or any of them may lawfully do by virtue hereof.  Continued and to be signed on reverse side